EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 2, 2022 relating to the consolidated financial statements of Brazil Potash Corp. in the Annual Report Pursuant to Regulation A Form 1-K dated May 2, 2022.

May 2, 2022	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants